UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 26, 2015

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2015, John Kozarich notified Corium International, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”), effective as of April 1, 2015 (the “Resignation Date”).  In connection with his resignation, the Company intends to enter into an agreement pursuant to which Mr. Kozarich will provide advisory services to the Company as requested from time to time following the Resignation Date.

On April 1, 2015, the Board appointed Eric Bjerkholt as a member of the Board to fill the vacancy created by Mr. Kozarich’s resignation and to serve as a Class II director whose term will expire at the Company’s 2016 annual meeting of stockholders. At the same time, the Board also appointed Mr. Bjerkholt to serve as Chair of the Board’s Audit Committee (the “Audit Committee”).  There are no arrangements or understandings with any person pursuant to which Mr. Bjerkholt was appointed as a member of the Board. The Board intends to approve the compensation arrangement for Mr. Bjerkholt’s service as a member of the Board at a future date, which will include an annual cash retainer and an equity award in accordance with the Company’s existing non-employee director compensation policy, as described in further detail in the Company’s definitive proxy statement for the 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (the “SEC”) on January 21, 2015.

In addition to the compensation that Mr. Bjerkholt will receive in connection with his appointment as a member of the Board, the Company has entered into a standard form of indemnification agreement with him. The indemnification agreement may require the Company, among other things, to indemnify Mr. Bjerkholt against liabilities that may arise by reason of his status or service and also may require the Company to advance all expenses incurred by him if he has to investigate or defend any such action, suit or proceeding. A form of the indemnification agreement was filed previously by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-194279), originally filed with the SEC on March 3, 2014, as subsequently amended.

Following Mr. Bjerkholt’s appointment as Chair of the Audit Committee on April 1, 2015, David Greenwood stepped down as a member of the Audit Committee and will continue to serve as Chairman of the Board.  Following Mr. Bjerkholt’s appointment to the Audit Committee and Mr. Greenwood’s resignation from the Audit Committee, the Audit Committee will consist of the following directors: Eric Bjerkholt (Chair), Bhaskar Chaudhuri and Paul Goddard.

Mr. Bjerkholt is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated April 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: April 1, 2015	By:	/s/ Peter D. Staple
Peter D. Staple
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press release dated April 1, 2015.